                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [_]
--------------------------------------------------------------------------------

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                              BioSphere Medical, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

[LOGO]
biosphere
medical

                            BIOSPHERE MEDICAL, INC.
                              1050 Hingham Street
                         Rockland, Massachusetts 02370

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 2002

                               -----------------

   The 2002 Annual Meeting of Stockholders of BioSphere Medical, Inc. (the "Company") will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Wednesday, May 22, 2002 at 12:00 p.m., Boston time, to consider and act upon the following matters:

    1. To set the number of directors at seven and to elect seven directors to serve until the next Annual Meeting of Stockholders.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on April 10, 2002 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

   All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

Rockland, Massachusetts
April 22, 2002

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

[LOGO]
biosphere
medical

                            BIOSPHERE MEDICAL, INC.
                              1050 Hingham Street
                         Rockland, Massachusetts 02370

                               -----------------

          PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 22, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BioSphere Medical, Inc. ("BioSphere" or the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on May 22, 2002 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

   The Company's Annual Report for the year ended December 31, 2001 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 22, 2002.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Voting Securities and Votes Required

   On April 10, 2002, there were outstanding and entitled to vote an aggregate of 12,910,495 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

   Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, such as the election of directors, have no effect on the voting of such matter.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of January 31, 2002 or such earlier date as is noted, with respect to the beneficial ownership of:
(i) the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; and (ii) the Company's Common Stock and the Common Stock of Sepracor Inc. ("Sepracor Common Stock"), the owner of approximately 25% of the Company's Common Stock ("Sepracor"), by (A) each director and nominee for director; (B) each executive officer named below in the Summary Compensation Table under the heading "Compensation of Executive Officers;" and (C) all directors and executive officers of the Company as a group.

   The number of shares of the Company's Common Stock and Sepracor Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2002 (or such earlier date as is noted) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                 Shares of Common Stock
                                                   Beneficially Owned
                                                 ---------------------
         Name and Address                          Number   Percent (1)
         ----------------                        ---------  -----------
         Sepracor Inc........................... 3,224,333     25.4%
          111 Locke Drive
          Marlborough, MA 01752
         Stephen Feinberg (2)................... 1,550,935     12.2%
          c/o Cerberus Associates, L.L.C.
          450 Park Avenue, 28th Floor
          New York, NY 10022
         Errol M. Rudman (3)....................   804,509      6.3%
          c/o Rudman Capital Management, LLC
          540 Madison Avenue
          New York, NY 10022
         Jean-Marie Vogel (4)................... 1,038,652      7.7%
          c/o BioSphere Medical, Inc.
          1050 Hingham Street,
          Rockland, MA 02370
         John M. Carnuccio (5)..................   752,477      5.6%
          c/o BioSphere Medical, Inc.
          1050 Hingham Street,
          Rockland, MA 02370
         Timothy J. Barberich (6)...............    96,721        *
         William M. Cousins, Jr. (7) (8)........    31,000        *
         Alexander M. Klibanov, Ph.D. (7).......    28,500        *
         Riccardo Pigliucci (7).................    39,000        *
         Paul A. Looney (7).....................   131,000      1.0%
         David P. Southwell (9).................    23,943        *
         Jonathan R. McGrath (10)...............    88,334        *
         Alain Brunier (7)......................    10,000        *
         Robert M. Palladino (11)...............    61,100        *
         Robert T. Phelps (12)..................    44,000        *
         All directors and executive
           officers as a group (13 persons) (13) 2,352,936     15.9%

--------
* Represents holdings of less than one percent of the Company's outstanding Common Stock.
(1) Percentage of beneficial ownership is based on 12,721,205 shares outstanding as of January 31, 2002. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of January 31, 2002, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage for any other person.
(2) Based upon a Schedule 13D/A filed by Mr. Feinberg with the Commission on July 11, 2001. Includes 152,800 shares of BioSphere Common Stock held by Mr. Feinberg, 903,912 shares of BioSphere Common Stock held by Cerberus International, Ltd. ("Cerberus International"), 452,556 shares of BioSphere Common Stock held by Cerberus Partners, L.P. ("Cerberus Partners"), and 13,889 and 27,778 shares of BioSphere Common Stock which Cerberus Partners and Cerberus International, respectively, have the right to acquire upon exercise of warrants within 60 days after January 31, 2002. Mr. Feinberg possesses sole power to vote and direct the disposition of all securities of BioSphere owned individually by him and by each of Cerberus Partners and Cerberus International.
(3) Based upon a Schedule 13G filed by Mr. Rudman with the Commission on July 17, 2001. Includes 66,800 shares of BioSphere Common Stock with respect to which Mr. Rudman has the sole power to vote or to direct the vote and the sole power to dispose or of which to direct the disposition, and 737,709 shares of BioSphere Common Stock held by various managed accounts and private investment vehicles with respect to which Mr. Rudman shares the power to vote or to direct the vote and the power to dispose or of which to direct the disposition.
(4) Includes 806,850 shares of BioSphere Common Stock which Mr. Vogel has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2002. As of January 31, 2002, Mr. Vogel also beneficially owned 7,000 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock. On November 21, 2001, Mr. Vogel resigned as a Director and as the Chairman of the Board of Directors.
(5) Includes 716,922 shares of BioSphere Common Stock which Mr. Carnuccio has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2002. As of January 31, 2002, Mr. Carnuccio also beneficially owned 40,600 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.
(6) Includes 57,944 shares of BioSphere Common Stock which Mr. Barberich has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2002. As of January 15, 2002, Mr. Barberich also beneficially owned 2,250,917 shares of Sepracor Common Stock, which represented 2.8% of the outstanding Sepracor Common Stock. Excludes the 3,224,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares Mr. Barberich disclaims beneficial ownership.
(7) Represents shares of BioSphere Common Stock that such person has the right to acquire within 60 days after January 31, 2002 upon exercise of outstanding stock options.
(8) As of January 31, 2002, Mr. Cousins also beneficially owned 400 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.
(9) Includes 18,388 shares of BioSphere Common Stock which Mr. Southwell has the right to acquire upon exercise of stock options and warrants within 60 days after January 31, 2002. As of January 15, 2002, Mr. Southwell also beneficially owned 502,370 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock. Excludes the 3,224,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares Mr. Southwell disclaims beneficial ownership.
(10) Includes 78,334 shares of BioSphere Common Stock which Mr. McGrath has the right to acquire upon exercise of stock options within 60 days after January 31, 2002. As of January 31, 2002, Mr. McGrath also beneficially owned 200 shares of Sepracor Common Stock, which represented less than 1% of the outstanding Sepracor Common Stock.
(11) Includes 56,334 shares of BioSphere Common Stock which Mr. Palladino has the right to acquire upon exercise of stock options within 60 days after January 31, 2002.
(12) Includes 41,000 shares of BioSphere Common Stock which Mr. Phelps has the right to acquire upon exercise of stock options within 60 days after January 31, 2002.

(13) Excludes the 3,224,333 shares of BioSphere Common Stock beneficially owned by Sepracor, as to which shares each director and executive officer disclaims beneficial ownership. Includes an aggregate of 2,032,272 shares of BioSphere Common Stock which all executive officers and directors (including Mr. Vogel) have a right to acquire within 60 days after January 31, 2002 upon exercise of outstanding stock options and warrants. Includes 1,038,652 shares of BioSphere Common Stock beneficially owned by Mr. Vogel, who is no longer a director or executive officer of BioSphere.

                             ELECTION OF DIRECTORS

   The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the director nominees named below.

   Each director will be elected to hold office until the 2003 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

   The Company's Board of Directors is currently fixed at eight members. Mr. Vogel resigned as a director in November 2001, and, accordingly, a vacancy exists for one director. In accordance with the Company's Bylaws, the vacancy may be filled at any time by a majority of the remaining directors. The persons named as proxies cannot vote to elect as directors a greater number of directors than the seven directors named below.

   There are no family relationships between or among any officers or directors of the Company.

   Set forth below are the name and age of each member of the Board of Directors, each of whom is nominated for re-election to the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 2002, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees For Director

   John M. Carnuccio, age 48, has served as a director of BioSphere since June 1999. From January 1999 until May 1999, Mr. Carnuccio served as Executive Vice President of BioSphere and President of the Medical Products Business of BioSphere. In May 1999, he was appointed President and Chief Executive Officer of BioSphere. From 1979 to January 1999, Mr. Carnuccio served in a number of capacities at Boston Scientific Corporation, a worldwide manufacturer of medical devices for interventional medicine, most recently as Vice President, Market Development, Interventional Gynecology, from April 1998 to January 1999 and as Vice President and General Manager, Microvasive Urology Division from 1992 to April 1998.

   Timothy J. Barberich, age 54, has served as a director of BioSphere since its organization in December 1993. Mr. Barberich is a founder of Sepracor, an emerging specialty pharmaceutical company, has served as Chairman of Sepracor since October 1999, and has served as Chief Executive Officer and a director of Sepracor since January 1984. Mr. Barberich also served as President of Sepracor from January 1984 until October 1999. Sepracor owns approximately 25%of the outstanding Common Stock of BioSphere. Mr. Barberich also serves as a director of Versicor, Inc. and Point Therapeutics, Inc.

   William M. Cousins, Jr., age 77, has served as a director of BioSphere since January 1994. Since 1974, Mr. Cousins has served as the President of William M. Cousins, Jr., Inc., a management consulting firm. Mr. Cousins is a member of the Board of Directors of Wellco Enterprises, Inc.

   Alexander M. Klibanov, Ph.D., age 52, has served as a director of BioSphere since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology where he is currently Professor of Chemistry and a member of the Biotechnology Process Engineering Center.

   Paul A. Looney, age 62, has served as a director of BioSphere since January 1994. Since 1999, Mr. Looney has served as President and Chief Operating Officer of Biopure Corporation, a biopharmaceutical company. From May 1995 until July 1999, Mr. Looney was a consultant to various biotechnology companies. From 1984 to 1995, Mr. Looney served as President and Chief Executive Officer of Corning Costar Corporation, a life science products company and a wholly-owned subsidiary of Corning, Inc. Mr. Looney is a member of the Board of Directors of Biopure Corporation.

   Riccardo Pigliucci, age 55, has served as a director of BioSphere since August 1995. Since May 1998, Mr. Pigliucci has served as President and Chief Executive Officer of Discovery Partners International, a life sciences company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International P.L.C., a global supplier of scientific equipment and consumables. From January 1966 to April 1995, Mr. Pigliucci served in a number of capacities at Perkin-Elmer Inc., a global life sciences instrumentation company, most recently as President and Chief Operating Officer. Mr. Pigliucci is a member of the Board of Directors of Discovery Partners International, Dionex Corporation, Epoch Biosciences, Inc. and is a Trustee of The Worcester Foundation for Biomedical Research.

   David P. Southwell, age 41, has served as a director of BioSphere since January 1997. He has served as Executive Vice President, Chief Financial Officer of Sepracor since October 1995 and served as Senior Vice President and Chief Financial Officer of Sepracor from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers, a securities firm, in various positions with the investment banking division, including in the position of Vice President.

Board and Committee Meetings

   The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

   The Board of Directors has an Audit Committee and a Compensation Committee.

  . The Audit Committee consists of Mr. Cousins, Dr. Klibanov and Mr. Looney (Chairman of the Audit Committee) and acts under a written charter first adopted and approved in June 2000. The functions of the Audit Committee and its activities relative to the Company's year-end financial statements are described below under the heading "Report of the Audit Committee". All members of the Audit Committee are "independent" within the meaning of the National Association of Securities Dealers' listing standards and the Audit Committee charter.

  . The Compensation Committee consists of Messrs. Cousins, Looney and Pigliucci (Chairman of the Compensation Committee), each of whom is a non-employee director. The Compensation Committee determines the compensation of the Chief Executive Officer, and reviews and takes action, on the recommendation of the Chief Executive Officer, as to the appropriate compensation of other executive officers. The Compensation Committee is primarily responsible for the administration of the Company's stock option plan, under which option grants and stock awards may be made to all employees, officers, directors and consultants.

   The Board of Directors held five meetings during 2001, of which each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he served. The Compensation Committee held one meeting and the Audit Committee held four meetings during 2001.

Report of the Audit Committee

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, who for fiscal 2001 were Arthur Andersen LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. In performing these functions, the Audit Committee acts in an oversight capacity. The Committee, in its oversight role, relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles. The Audit Committee's primary responsibilities include the following:

  . first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft annual financial statements, the outside auditors' report on the Company's annual financial statements, management's selection, application and disclosure of critical accounting policies, changes in the Company's accounting practices, principles, controls or methodologies and significant developments or changes in accounting rules applicable to the Company;

  . second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  . third, the Committee oversees management's implementation of effective procedures of internal controls and recommendations of the Company's internal auditing process.

   In overseeing the preparation of the Company's annual financial statements for the fiscal year ended December 31, 2001, the Committee met with both management and the Company's outside auditors for fiscal 2001, to review and discuss these financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with Arthur Andersen LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees) ("SAS 61"). SAS 61 requires the Company's independent auditors to discuss with the Committee, among other things, the following:

  .   methods to account for significant and/or unusual transactions;

  . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

   The Committee also discussed with Arthur Andersen LLP matters relating to Arthur Andersen's independence from the Company, including the written disclosures made by Arthur Andersen to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company, which are referred to below under the heading "Independent Accountants, Fees and Other Matters," is compatible with maintaining such auditors' independence.

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          By the Audit Committee of the Board
                                            of Directors

                                          William M. Cousins, Jr.
                                          Alexander M. Klibanov, Ph.D.
                                          Paul A. Looney (Chairman)

Independent Accountants, Fees and Other Matters

  Change in Independent Accountants

   Arthur Andersen LLP, independent accountants, audited the Company's financial statements for the fiscal year ended December 31, 2001. On April 8, 2002, the Company, upon the recommendation of its Audit Committee and the approval of its Board of Directors, dismissed Arthur Andersen LLP as its independent accountants. Arthur Andersen LLP served as the Company's independent accountants since January 1, 1996. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders.

   The reports of Arthur Andersen LLP with respect to the Company's audited financial statements for the fiscal years ended December 31, 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 2001, and through April 8, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused the firm to make reference to the subject matter of the disagreements in its report on the Company's financial statements for such years.

   Pursuant to Item 304(a)(3) of Regulation S-K under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was included as an exhibit to the Company's Current Report on Form 8-K filed on April 8, 2002.

   On April 8, 2002, the Board of Directors, on the recommendation of its Audit Committee, selected the firm of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  Audit Fees

   Arthur Andersen billed the Company an aggregate of $82,340 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

   Arthur Andersen did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

  All Other Fees

   Arthur Andersen billed the Company $44,950 for other attestation services rendered in connection with the Company's July 2001 follow-on public offering. Arthur Andersen also billed the Company an aggregate of $41,217 in non-attestation fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

Compensation of Directors

   Except for Messrs. Barberich and Southwell, directors who are neither officers nor employees of the Company or of any affiliate of the Company, referred to as the Outside Directors, receive $1,000 for each meeting of the Board they attend. All Outside Directors are entitled to participate in the Company's 1994 Director Stock Option Plan, as further described below. Directors who are officers or employees of the Company or of any affiliate of the Company do not receive compensation for attendance at meetings.

   Under the Director Option Plan, options to purchase 10,000 shares of Common Stock are granted to each Outside Director, except for Mr. Barberich who was granted options to purchase 40,000 shares of Common Stock, upon his or her initial election as a director and options to purchase 2,000 shares of Common Stock are granted upon the dates on which the Outside Director is subsequently reelected to the Board.

   Each initial option granted to a director under the Director Option Plan vests in five equal annual installments beginning on the first anniversary of the date of grant, and reelection options granted under the Director Option Plan vest in two equal annual installments beginning on the first anniversary of the date of grant. The exercise price per share equals the fair market value of a share of Common Stock on the date on which the option is granted, except that the exercise price per share was $2.00 for any initial options granted prior to January 15, 1994. The exercise price of all options must be paid in cash. Options granted under the Director Option Plan are not transferable by the director except by will or by the laws of descent and distribution and are exercisable during the lifetime of the director only while he or she is serving as a director of the Company or within 90 days after he or she ceases to serve as a director of the Company. No option is exercisable more than ten years from the date of grant. If a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a one-year period thereafter.

   The Board of Directors may suspend or discontinue the Director Option Plan or amend it in any respect; provided, that, without the approval of the stockholders, no amendment may change the number of shares subject to the Director Option Plan, change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Director Option Plan, and the Director Option Plan may not be amended more than once in a six month period.

   On May 23, 2001, options to purchase 2,000 shares of Common Stock at an exercise price of $16.72 per share, the closing price of the Common Stock on the Nasdaq Stock Market on the date of grant, were granted under the Director Option Plan to each of Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci and Mr. Southwell.

Compensation of Executive Officers

   The following Summary Compensation Table sets forth summary information as to the compensation received by (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers other than the CEO, who were serving as executive officers as of the end of 2001 and whose total paid annual salary and bonus exceeded $100,000 in fiscal year 2001 and
(iii) one executive officer who would have been among the four most highly compensated executive officers other than the CEO had he been serving as an executive officer at the end of 2001, who are referred to collectively as the named executive officers.

                          SUMMARY COMPENSATION TABLE

                                                      Long-Term
                                                     Compensation
                               Annual Compensation      Awards
                             ----------------------- ------------
                                                      Securities   All Other
                                              Bonus   Underlying  Compensation
 Name and Principal Position Year Salary ($) ($) (1) Options (#)     ($)(2)
 --------------------------- ---- ---------- ------- ------------ ------------
 John M. Carnuccio (3)...... 2001  $220,577  $45,000         --      $4,141
  Chief Executive Officer    2000  $207,308  $75,000         --      $5,094
  and President              1999  $209,407  $80,000  1,266,000      $2,952

 Jean-Marie Vogel (4)....... 2001  $210,000  $    --         --      $2,692
  Chairman                   2000  $208,846  $30,000         --      $4,139
                             1999  $200,895  $50,000    705,500      $2,952

 Jonathan R. McGrath (5).... 2001  $174,462  $30,000         --      $3,588
  Vice President, World-Wide 2000  $162,269  $36,520         --      $5,564
  Research And Development   1999  $ 65,565  $15,000    250,000      $  374

 Alain Brunier (6).......... 2001  $163,777  $15,000         --      $   --
  President, Europe          2000  $ 79,664  $30,000     70,000      $   --

 Robert M. Palladino (7).... 2001  $158,885  $30,000         --      $3,414
  Vice President and         2000  $155,769  $37,500     60,000      $  981
  Chief Financial Officer    1999  $     --  $20,000    130,000      $   --

 Robert T. Phelps (5)....... 2001  $151,969  $26,000      5,000      $1,810
  Vice President U.S. Sales  2000  $137,077  $27,540         --      $1,005
  and Business Development   1999  $ 59,699  $10,000    100,000      $  213

--------
(1) These bonuses, which were awarded for and accrued in the year noted, were paid in the subsequent year.
(2) Represents the amounts of matching contributions made by the Company to the Retirement Savings Plan and the taxable portion of group life insurance.
(3) Joined the Company in January 1999. Included in Mr. Carnuccio's 1999 bonus compensation was a one-time signing bonus of $30,000.
(4) On November 21, 2001, Mr. Vogel resigned as a Director and as the Chairman of the Board of Directors.
(5) Joined the Company in July 1999.
(6) Joined the Company in June 2000.
(7) Joined the Company in December 1999. Mr. Palladino's 1999 bonus compensation represented a one-time signing bonus of $20,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides information regarding the grant of stock options during fiscal year 2001 to the named executive officers.

                                                                    Potential Realizable
                                                                      Value at Assumed
                     Number of    Percent of                       Annual Rates of Stock
                     Securities Total Options  Exercise            Price Appreciation for
                     Underlying   Granted to   or Base                 Option Term(1)
                      Options     Employees     Price   Expiration ----------------------
        Name          Granted   in Fiscal Year  ($/Sh)     Date        5%         10%
        ----         ---------- -------------- -------- ----------   -------    -------
John M. Carnuccio...      --          --            --        --        --          --
Jean-Marie Vogel....      --          --            --        --        --          --
Jonathan R. McGrath.      --          --            --        --        --          --
Alain Brunier.......      --          --            --        --        --          --
Robert M. Palladino.      --          --            --        --        --          --
Robert T. Phelps (2)   5,000         2.6%       $10.94   2/27/11   $34,394     $87,162

--------
(1) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted, net of the option exercise price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the option holder's continued employment throughout the option period, and the date on which options are exercised.
(2) The option vests ratably over five years beginning on the first anniversary of the date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                            YEAR-END OPTION VALUES

   The following table sets forth certain information regarding stock options held as of December 31, 2001 by the named executive officers.

                                            Number of Securities      Value of Unexercised
                     Shares                Underlying Unexercised     In-The-Money Options
                    Acquired             Options at Fiscal Year-End   at Fiscal Year-End(2)
                       On       Value    -------------------------- -------------------------
       Name         Exercise Realized(1) Exercisable  Unexercisable Exercisable Unexercisable
       ----         -------- ----------- -----------  ------------- ----------- -------------
John M. Carnuccio..  10,000  $  102,170    384,967       851,033    $4,025,600   $8,899,252
Jean-Marie Vogel... 100,100  $1,073,651    621,248       474,252    $5,903,832   $4,959,253
Jonathan R. McGrath  10,000  $   99,840     49,167       160,833    $  504,158   $1,649,182
Alain Brunier......      --          --     10,000        60,000            --           --
Robert M. Palladino      --          --     42,167       143,833    $  377,690   $  750,892
Robert T. Phelps...      --          --     40,000        65,000    $  410,160   $  616,900

--------
(1) Value is based upon the fair market value of the underlying security minus the aggregate exercise price of the option.
(2) Value is based on the closing sales price of the Company's Common Stock as reported by The Nasdaq National Market on December 31, 2001 ($11.27), the last trading day of the Company's 2001 fiscal year.

Employment Agreements

   Under the terms of agreements with Messrs. Brunier, McGrath, Palladino and Phelps, in the event of a termination of employment without cause, the terminated officer is eligible to receive twelve months of then current salary. Under the terms of an agreement with Mr. Carnuccio, in the event of a termination of Mr. Carnuccio's employment without cause, Mr. Carnuccio is eligible to receive a one-time payment equal to his then current annual salary and target bonus.

   On November 21, 2001, Jean-Marie Vogel resigned as a Director and as the Chairman of the Board of Directors and assumed the position of business advisor. In connection with Mr. Vogel's change in position and duties, his employment agreement was amended and restated. Under the amended and restated employment agreement, Mr. Vogel will serve as business advisor through January 31, 2004 at an annual salary of $100,000.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed by all officers, directors and beneficial owners of more than 10 percent of the Common Stock of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act, or written representations from certain Reporting Persons, the Company believes that during fiscal 2001, except as provided below, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

   Mr. McGrath filed an Annual Statement of Changes in Beneficial Ownership on Form 5 (a "Form 5") on February 14, 2002 to report the sale of 10,000 shares of the Company's Common Stock on July 10, 2001. Each of the following directors of the Company filed a Form 5 on February 14, 2002 to report the grant on June 7, 2000 of an option to purchase 2,000 shares of the Company's Common Stock at an exercise price of $18.375 per share: Mr. Barberich, Mr. Cousins, Dr. Klibanov, Mr. Looney, Mr. Pigliucci and Mr. Southwell.

Report of the Compensation Committee

   The Compensation Committee of the Board of Directors, which is currently comprised of three non-employee directors, Messrs. Cousins, Looney and Pigliucci (Chairman), is responsible for determining the compensation package of each executive officer. The Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company, including the named executive officers.

   The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation generally consists of a combination of base salary, cash bonuses and stock-based incentives. The Compensation Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

  Compensation Philosophy

   The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

  .   Competitive and Fair Compensation

   The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in its industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

  .   Sustained Performance

   Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development and commercial introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

   In evaluating each executive officer's performance, the Company generally conforms to the following process:

  . Company and individual goals and objectives generally are set at the beginning of the performance cycle.

  . At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  . The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

  . The comparative results, combined with comparative compensation practices of other companies in the Company's industry, are then used to determine salary, target bonus and stock compensation levels.

   The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

   Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 2001 were granted at fair market value on the date of grant.

   Executive officers are also eligible to participate in the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compliance with Internal Revenue Code Section 162(m).

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. While the Company has not structured its 1997 Stock Incentive Plan to meet the requirements for exclusion from the deduction limit of Section 162(m), the Company generally intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

  Mr. Carnuccio's 2001 Compensation

   Mr. Carnuccio, the Chief Executive Officer and President of the Company, is eligible to participate in the same executive compensation plans available to the other executive officers of the Company. The Compensation Committee believes that Mr. Carnuccio's annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive and commensurate with other companies in the industry. Mr. Carnuccio's base salary for 2001 was $222,577. Mr. Carnuccio was also paid $45,000 in bonus compensation for his 2001 performance in calendar year 2002. Mr. Carnuccio's 2001 salary and bonus were based upon a number of factors, which included:

  . achieving specified domestic and world-wide revenue and operational objectives;

  . furthering the Company's pivotal Phase II clinical testing of the safety and effectiveness of treating uterine fibroids by uterine artery embolization with the Company's Embosphere Microspheres;

  . securing strategic partners to enhance and expand product development and distribution networks both domestically and internationally;

  .   raising $20 million through a follow-on public offering; and

  . broadening the Company's product lines by developing improvements and line extensions to the Embosphere Microspheres platform.

                                          By the Compensation Committee of the
                                            Board of Directors

                                          William M. Cousins, Jr.
                                          Paul A. Looney
                                          Riccardo Pigliucci (Chairman)

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Messrs. Cousins, Looney and Pigliucci. No member of the Compensation Committee was at any time during 2001, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

   No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

   The Company's Common Stock traded on the Nasdaq National Market from March 25, 1994 through January 13, 1999 and from March 29, 2000 to the present. The Company's Common Stock traded on the National Association of Securities Dealers, Inc. OTC: Bulletin Board from January 14, 1999 through March 29, 2000.

   BioSphere was originally incorporated in 1993 under the name BioSepra Inc., as a chromatography media company with principle operations focused within the biotechnology and pharmaceutical markets. During 1999, the Company strategically refocused its business on the development and commercialization of its proprietary microspheres within the micro-interventional device markets. Accordingly, for comparative stock performance presentation purposes for fiscal 2001, the Company has elected to change the comparative equity index from the Nasdaq Pharmaceuticals Stocks Index to the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index. For comparative purposes, both indexes are presented below.

   The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (US Companies), (ii) the Nasdaq Pharmaceuticals Stocks Index and (iii) the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index. This graph assumes the investment of $100 on December 31, 1996 in the Company's Common Stock and each of the indices listed above, and assumes dividends are reinvested. The Company has not paid any dividends on its Common Stock and no dividends are included in the representation of the Company's performance. The stock price performance shown in the below graph is not necessarily indicative of future price performance. Information used in the graph for the Nasdaq markets was prepared by the Center for Research in Security Prices, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information. Measurement points are the last trading day of the fiscal years ended December 31, 1997, 1998, 1999, 2000 and 2001.

                                    [CHART]

                                                  12/97  12/98  12/99  12/00  12/01
                                                  ------ ------ ------ ------ ------
BioSphere Medical, Inc...........................  73.68  25.00 268.42 494.74 474.53
Nasdaq Stock Market (US Companies)............... 130.18 172.68 320.83 192.98 153.12
Nasdaq Pharmaceuticals Stocks.................... 103.05 130.81 246.64 307.65 262.19
Nasdaq Medical Devices, Instruments and Supplies,
  Manufacturers and Distributors Stocks.......... 114.10 127.03 153.85 158.72 174.38

Certain Relationships and Related Transactions

   The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its chromatography business to the Company in exchange for 4,000,000 shares of Common Stock. In June 1996, Sepracor converted the outstanding principal and interest of a loan to the Company into an aggregate of 1,369,788 shares of Common Stock. In July 2000, Sepracor purchased an additional 454,545 shares of Common Stock in a private placement at a purchase price of $11.00 per share.

   On July 3, 2001, the Company completed an underwritten public offering of
4.0 million shares of its Common Stock at $11.00 per share. Of the 4.0 million shares of Common Stock offered, the Company sold 2.0 million shares and Sepracor sold 2.0 million shares. On August 6, 2001, Sepracor sold an additional 600,000 shares of the Company's Common Stock pursuant to exercise of the underwriters' over-allotment option. As a result of this offering, including the sale of shares pursuant to exercise of the over-allotment option, Sepracor's beneficial ownership interest in the Company's outstanding Common Stock decreased from approximately 55% to approximately 25% as of December 31, 2001.

   Mr. Barberich and Mr. Southwell, directors of BioSphere, are Chairman and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor.

   Sepracor has agreed to pay for its portion of the offering expenses relating to the Company's July 2001 public offering. At December 31, 2001, Sepracor's portion of the offering expenses equals approximately $343,000. All balances were paid in full in February 2002.

   Since the Company's inception and through October 31, 2001, Sepracor provided support services for U.S. operations, including certain administrative support. For these services, BioSphere was charged approximately $20,000 during fiscal 2001.

   Sepracor is also entitled to certain rights with respect to the registration under the Securities Act of a total of 1,400,000 shares of BioSphere's Common Stock. These rights provide that Sepracor may require BioSphere to register shares, subject to certain conditions and limitations. As of December 31, 2001, Sepracor has not exercised such rights.

   As a co-borrower under Sepracor's commercial bank facility, the Company had the availability to borrow up to $2.0 million through a line of credit agreement. As a result of the July 2001 follow-on public offering, Sepracor's ownership of the Company's outstanding common stock was reduced to less than 50%, thereby automatically terminating the co-borrowing arrangement. Because the Company is no longer a party to the loan agreement, which had no outstanding balance as of December 31, 2001, the bank released Sepracor's guaranty of the Company's obligations to the bank and Sepracor terminated its related security interest in the Company's assets.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at

                              BioSphere Medical, Inc.
                              1050 Hingham Street
                              Rockland, MA 02370
                              Attn: Robert M. Palladino
                              (781) 681-7900

   If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

Deadline For Submission of Stockholder Proposals For The 2003 Annual Meeting

   Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockland, Massachusetts not later than December 23, 2002 for inclusion in the proxy statement for that meeting.

   In order to be considered timely for purposes of Rule 14a-4, unless the date for the 2003 Annual Meeting of Stockholders changes by more than 30 days from the date of the 2002 Annual Meeting of Stockholders, any written notice of a shareholder proposal must be received by the Company a reasonable time prior to mailing of the proxy materials for the 2003 Annual Meeting of Stockholders. Written notice of shareholder proposals submitted outside the processes of Rule 14a-8 for consideration at the 2003 Annual Meeting of Stockholders must be received by the Company at least 45 days prior to the first anniversary of the mailing of this year's proxy material, or March 8, 2003. The persons designated in the Company's proxy statement shall be granted discretionary authority with respect to any shareholder proposals of which the Company does not receive timely notice.

                                          By Order of the Board of Directors,

                                          JOHN M. CARNUCCIO
                                          President and Chief Executive Officer

April 22, 2002

   THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      Appendix A

                             BIOSPHERE MEDICAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders - May 22, 2002

     Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) John M. Carnuccio and Robert M. Palladino or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2002 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "FOR" proposal number 1.

     A vote for the director nominees is recommended by the Board of Directors.

            PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                             BIOSPHERE MEDICAL, INC.

                                  May 22, 2002

|X|    Please mark your
       votes as in this
       example


FOR all nominees listed at right (except as             WITHHOLD AUTHORITY
          marked to the contrary)                to vote for all nominees listed
                                                             at right
1) Election of Directors      [__]                             [__]

                        Nominees:
                        John M. Carnuccio
                        Timothy J. Barberich
                        William M. Cousins, Jr.
                        Alexander M. Klibanov, Ph.D.
                        Paul A. Looney
                        Riccardo A. Pigliucci
                        David P. Southwell


INSTRUCTIONS: To withhold
authority to vote for individual
nominee(s) mark the "FOR" box and
strike a line through each such
nominee(s) name in the list at the right.
Your shares will be voted for the
remaining nominee(s).
                                      Please read the reverse side of this card.
                                      Please be sure to sign and date this Proxy


 HAS YOUR ADDRESS CHANGED?                                       DO YOU HAVE ANY
                                                                     COMMENTS?


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                           ENVELOPE.

Signature_________________________________         Date: _______________________

Signature_________________________________         Date: _______________________

Note: Please sign this proxy exactly as your name appears hereon.Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.